Exhibit 10.1

FIRST AMENDMENT TO CREDIT AGREEMENT AND AMENDMENT TO PLEDGE AND SECURITY AGREEMENT

This FIRST AMENDMENT TO CREDIT AGREEMENT AND AMENDMENT TO PLEDGE AND SECURITY AGREEMENT (this “Amendment”) is entered into as of April 28, 2022 by and among HARVARD BIOSCIENCE, INC. (the “Borrower”), CITIZENS BANK, N.A. in its capacity as the Administrative Agent (in such capacity, the “Administrative Agent”) and the Lenders party hereto.

W I T N E S S E T H:

WHEREAS, the Borrower, the other Loan Parties party thereto, the Administrative Agent and the Lenders are parties to the Credit Agreement, dated as of December 22, 2020 (as amended prior to the date hereof, and as further amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”); and

WHEREAS, the Loan Parties have requested that the Administrative Agent and the Lenders agree to make certain amendments to the Credit Agreement, and the Administrative Agent and the Lenders have agreed to such amendments, subject to the terms and conditions hereof; and

WHEREAS, each Loan Party expects to realize substantial direct and indirect benefits as a result of this Amendment becoming effective, and agrees to reaffirm its obligations under the Credit Agreement and the other Loan Documents to which it is a party.

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, and other valuable consideration, the receipt and sufficiency of all of which are hereby acknowledged, the parties agree as follows:

Section 1. Defined Terms. Capitalized terms used but not defined herein (including in the recitals hereto) shall have the meanings assigned to them in the Credit Agreement, as amended hereby.

Section 2. Amendments to Credit Agreement. Subject to the satisfaction of the conditions set forth herein, effective as of the First Amendment Effective Date (as defined below), the terms of the Credit Agreement are hereby amended as follows:

(a)                Definitions. Section 1.1 of the Credit Agreement is hereby amended as follows:

(i)                 The definition of “Consolidated EBITDA” is hereby amended by (A) revising clause (xi) as provided below and (B) adding an additional clause (xii) thereto as follows:

(xi)        any other non-cash expenditure, charge or loss for such period (other than any non-cash expenditure, charge or loss relating to write-offs, write-downs or reserves with respect to accounts receivable and inventory); plus

(xii)       one-time non-recurring costs associated with the settlement of the Biostage Litigation; and

(ii)                     A new definition of “Biostage Litigation” is added as follows:

“Biostage Litigation” means the wrongful death complaint filed on behalf of an individual plaintiff related to an injury purported to have been caused by a product produced by a subsidiary of the Borrower, as disclosed to the Administrative Agent and the Lenders prior to the First Amendment Effective Date.

(b)                Financial Covenant. Section 7.12(a) of the Credit Agreement is hereby amended and restated in its entirety as follows:

(a)          Consolidated Net Leverage Ratio. The Borrower will not permit the Consolidated Net Leverage Ratio as of the end of any fiscal quarter during any period set forth in the following table to be greater than the ratio set forth therein with respect to such period:

Fiscal Quarter Ended	Consolidated Net Leverage Ratio
December 31, 2020	4.00 to 1.00
March 31, 2021	3.75 to 1.00
June 30, 2021	3.50 to 1.00
September 30, 2021	3.25 to 1.00
December 31, 2021	3.00 to 1.00
March 31, 2022	3.75 to 1.00
June 30, 2022	3.75 to 1.00
September 30, 2022	3.50 to 1.00
December 31, 2022	3.25 to 1.00
March 31, 2023 and thereafter	3.00 to 1.00

Section 3. Amendment to Pledge and Security Agreement. The Security Agreement (as defined in the Credit Agreement) is hereby amended by amending and restating the definition of “Excluded Accounts” in its entirety as follows:

“Excluded Accounts” means any Deposit Account or Securities Account that is solely used for the holding of (i) funds used for payroll and payroll taxes and other employee benefit payments to or for the benefit of a Loan Party’s employees, (ii) taxes required to be collected, remitted or withheld (including federal and state withholding taxes (including the employer’s share thereof)), (iii) funds which any Loan Party holds in trust or as an escrow or fiduciary for another Person that is not a Loan Party and (iv) solely for purposes of the exception set forth in subsection (c)(ii) of the definition of “Collateral and Guarantee Requirement” in the Credit Agreement relating to exceptions to Control Agreement requirements, (a) Deposit Accounts that do not contain amounts at any time in an aggregate amount in excess of $10,000 for any one account and $75,000 in the aggregate for all such accounts and (b) Deposit Accounts maintained with any financial institution who is, or is an Affiliate of, a Lender.

Section 4. Consent. Subject to the effectiveness of the Amendment, the Administrative Agent and the Lenders party hereto hereby consent to the settlement of the Biostage Litigation, including, but not limited to, the receipt by the Borrower of convertible preferred stock as payment for indemnification obligations related thereto and the conversion and sale of such securities. For the avoidance of doubt, the acquisition or disposition of such securities shall not apply to the thresholds set forth in Section 7.4(n) or 7.5(h) of the Credit Agreement, respectively. Further, the Administrative Agent and the Lenders hereby consent that the Net Cash Proceeds from the sale of such securities shall not be required to be applied pursuant to Section 2.7(b)(i)(A) of the Credit Agreement.

Section 5.Conditions to Effectiveness. This Amendment shall be effective as of the date of the satisfaction of each of the following conditions, and in case of any documentation to be delivered to the Administrative Agent, such documentation shall be in form and substance reasonably satisfactory to the Administrative Agent (such date, the “First Amendment Effective Date”):

(a)                This Amendment shall have been duly executed and delivered by the Borrower, the other Loan Parties, the Administrative Agent and the Required Lenders.

(b)                The Administrative Agent shall have received satisfactory evidence that all fees, expenses and disbursements required to be paid in connection with this Amendment (including fees, disbursements and other charges of counsel to the Administrative Agent) have been paid in full.

Section 6. Representations and Warranties. The Borrower represents and warrants to the Lender as follows:

(a)                The Borrower has all requisite power and authority to execute, deliver and perform this Amendment and all documents and instruments delivered in connection herewith, the Borrower has taken all necessary organizational action to authorize the execution, delivery and performance of this Amendment and all documents and instruments delivered in connection herewith, and this Amendment has been duly executed and delivered on behalf of the Borrower.

(b)                This Amendment constitutes a legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(c)                Each of the representations and warranties by the Loan Parties in the Loan Documents to which they are party is true and correct in all material respects (or, if qualified as to materiality or as to a Material Adverse Effect, in all respects) as of the date hereof (or, to the extent any such representation or warranty refers specifically to an earlier date, as of such earlier date) and before and after giving effect to this Amendment.

Section 7. Effect of this Amendment.

(a)                Except as specifically amended hereby, all terms, conditions, covenants, representations and warranties contained in the Credit Agreement and the other Loan Documents, all rights of the Lender and all of the Obligations shall remain in full force and effect. The Borrower hereby confirms that the Loan Documents previously executed by the Loan Parties are in full force and effect and that the Loan Parties have no right of setoff, recoupment or other offset or any defense as of the date hereof with respect to any of the Obligations or any such Loan Document.

(b)                The execution, delivery and effectiveness of this Amendment shall not directly or indirectly constitute (i) a novation of any of the Obligations under the Credit Agreement or the other Loan Documents or (ii) constitute a course of dealing or, except as expressly amended hereby, other basis for altering any Obligations or any other contract or instrument (including, without limitation, the Credit Agreement and the other Loan Documents).

(c)                From and after the date hereof, (i) the term “Agreement” in the Credit Agreement, and all references to the Credit Agreement in any other Loan Document, shall mean the Credit Agreement as amended hereby, and (ii) the term “Loan Documents” in the Credit Agreement and the other Loan Documents shall include, without limitation, this Amendment and any agreements, instruments and other documents executed and/or delivered in connection herewith. This Amendment is a Loan Document.

Section 8. Counterparts. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or in electronic (e.g., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Amendment.

Section 9. Reaffirmation. Subject to any limitations on its obligations expressly stated in the Loan Documents to which it is a party, each Loan Party (a) acknowledges and agrees, as of the effectiveness of this Amendment, that all of its obligations under the Loan Documents to which it is a party are reaffirmed and remain in full force and effect on a continuous basis, and (b) reaffirms each Lien granted by each Loan Party pursuant to the Collateral Documents, all of which obligations and Liens remain in full force and effect after giving effect to this Amendment.

Section 10. No Actions, Claims, Etc.. As of the date hereof, each of the Loan Parties hereby acknowledges and confirms that it has no knowledge of any actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, against the Lender, any participant, or any of their respective officers, employees, representatives, agents, advisors, consultants, counsel or directors arising from any action by such Persons, or failure of such Persons to act on or prior to the date hereof.

Section 11. Governing Law; Jurisdiction; Service of Process.

(a)                This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

(b)                Each of the parties hereto irrevocably and unconditionally submits, for itself and its property, to the non-exclusive jurisdiction of the courts of the State of New York sitting in New York County and of the United States District Court of the for the Southern District of New York and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Amendment, or for recognition or enforcement of any judgment, and each of the parties hereto irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Amendment shall affect any right that Lender may otherwise have to bring any action or proceeding relating to this Amendment or any other Loan Document against any Loan Party or its properties in the courts of any jurisdiction.

(c)                Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Amendment in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)                Each of the parties hereto irrevocably consents to service of process in the manner provided for notices in the Credit Agreement. Nothing in this Amendment will affect the right of any party to this Amendment to serve process in any other manner permitted by law.

Section 12. Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AMENDMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AMENDMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 13. Headings. Section headings used herein are for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

Borrower: HARVARD BIOSCIENCE, INC.

BY:	/s/ Michael A. Rossi
	Name:	Michael A. Rossi
	Title:	CFO

[Signature Page to First Amendment]

CITIZENS BANK, N.A., as the Administrative Agent and as a Lender

By:	/s/ Mehul Patel
Name:	Mehul Patel
Title:	Managing Director

[Signature Page to First Amendment]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Brandon Moss
	Name:	Brandon Moss
	Title:	Vice President

[Signature Page to First Amendment]

SILICON VALLEY BANK, as a Lender

By:	/s/ Justin Roberts
	Name:	Justin Roberts
	Title:	Director

[Signature Page to First Amendment]